                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants


We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of CSFB Mortgage Pass-Through Class A-1 and A-2 Certificates, Series 2001-HE20 of our report dated January 24, 2001 relating to the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which appears as an exhibit in Financial Security Assuance Holdings Ltd.'s Annual Report on form 10-K for the year ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.


                                           /s/ PRICEWATERHOUSECOOPERS LLP
                                           ------------------------------
                                           PRICEWATERHOUSECOOPERS LLP


New York, New York
September 21, 2001